AMENDED AND RESTATED
                                 LEASE AGREEMENT


     THIS LEASE AGREEMENT (the "Lease") made as of the 1st day of January, 1997, by and between MACKEEBER ASSOCIATES LIMITED PARTNERSHIP, a Connecticut limited partnership, and its successors and assigns ("Landlord"), and MESTEK, INC., a Pennsylvania corporation, by and through its Vulcan Radiator Division, and its successors and assigns ("Tenant").

     WHEREAS, Landlord and Tenant have previously entered into that certain Lease Agreement dated January 16, 1984, as amended, with respect to the Premises (as herein defined); and

     WHEREAS, Landlord has constructed additional improvements to the Premises which shall be occupied and used by Tenant pursuant to this Lease; and

     WHEREAS, Landlord and Tenant desire to amend said lease agreement to account for additional rent to be paid by Tenant for the new improvements, and other changes to the terms and conditions of said lease agreement;

                            WITNESSETH

     THAT FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained, and intending to be legally bound, the parties hereto do hereby covenant and agree as follows:

1. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain parcel of real property located 515 John Fitch Boulevard, South Windsor, Connecticut, 06074, as more specifically described in Exhibit A attached to this Lease, and the building thereon, comprising of 162,300 square feet of general manufacturing space, and all structures, buildings, improvements and fixtures thereon, together with all rights, privileges, easements, licenses and hereditaments appurtenant thereto (the "Premises").

2. Term. This Lease shall commence on the date hereof (the "Commencement Date"), and shall continue until December 31, 2004 (the "Initial Term"), subject to further extension of such term as may hereafter be otherwise agreed in writing between Landlord and Tenant. The Initial Term and any extension or renewal thereof may be referred to as the "Term". Landlord and Tenant agree that this Lease shall not be recorded.

 2.1 Holding Over. If Tenant shall be in possession of the Premises after any expiration or termination of this Lease, then, the tenancy under this Lease shall be by sufferance of Landlord terminable at any time. In the event of any such holdover by Tenant, all other obligations of Tenant under this Lease shall continue during such holdover period.

3.    Rent

 3.1 Payment of Rent. Tenant covenants and agrees to pay Landlord at its offices in Westfield, Massachusetts, or such other address as may be subsequently directed by Landlord, rent in an amount equal to Three Hundred Twenty Four Thousand Six Hundred and 00/100 Dollars ($324,600.00) per annum ($2.00/square foot), payable in advance in equal monthly installments, beginning on the date hereof and continuing on the first day of each month during the Term (the "Rent"). The Rent shall be paid without deduction, set-off, discount or abatement, except as provided in Sections 16 and/or 17 hereof, in the lawful money of the United States.

 3.2 Past Due Rent. If Tenant shall fail to pay any Rent within twenty (20) days of when the same is due and payable, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the then current prime rate of BayBank, or any successor thereto, as established from time to time, plus one percent (1%), or such lesser rate which is the maximum allowed by law (the "Default Rate"). It is not the intention of the parties to contract for, pay or collect any interest in excess of the maximum lawful rate. In the event any sum is paid by Tenant as interest in an amount which would be in excess of such lawful rate, then such sum shall be deemed to be a prepayment by Tenant of its immediately succeeding obligations under this Lease and shall not be deemed to be interest.

 3.3 Net Rent. It is the purpose and intent of Landlord and Tenant that the Rent be absolutely net to Landlord, so that this Lease shall yield net to Landlord the Rent as hereinbefore provided, and that all costs, expenses and obligation of every kind or nature whatsoever, relating to the Premises, which may arise or become due during the term of this Lease, shall be paid by Tenant and that Landlord shall be indemnified and saved harmless by Tenant from and against the same. The Rent may be adjusted annually on the anniversary of this Lease by thirty (30) days prior written notice from Landlord to Tenant for the purpose of yielding the Rent absolutely net to Landlord in accordance with this Section 3.3.

4. Insurance. At all times during the term of this Lease, Tenant shall secure, keep in force and pay for directly, at Tenant's sole expense, the following insurance:

      4.1 Real Property Insurance. Tenant shall, at its sole cost and expense and at all times during the Term, provide and keep in full force and effect fire and extended coverage insurance on the Premises with a replacement cost endorsement (if available) in an amount equal to at least eighty percent (80%) of the full replacement cost of the improvements on the Premises, including without limitation all fixtures located on or in the Premises. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake) including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the endorsement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safely or land use laws as the result of a covered cause of loss.

      4.2 Personal Property Insurance. Tenant shall, at Tenant's sole expense, obtain and keep in force a policy of fire and extended coverage insurance with respect to the Premises insuring Tenant against any and all property damage or casualty loss or other hazards thereto, up to the fair market value of the personal property of Tenant stored upon the Premises. Tenant is solely responsible for the security of its personal property upon the Premises and holds Landlord harmless for any loss thereof.

      4.3 Liability Insurance. Tenant shall, obtain and keep in force during the term of this Lease a policy of commercial public liability insurance with limits not less than $500,000 per person and $1,000,000 per accident, insuring, Tenant and, as additional insured, Landlord against any liability arising out of use, occupancy, or maintenance of the Premises and all areas appurtenant thereto by Tenant, its agents, employees, contractors, guests and invitees.

      4.4 Workers' Compensation. Tenant shall, at Tenant's sole expense, obtain and keep in force during the term of this Lease a policy of workers' compensation covering any and all of its employees who may occupy or work upon the Premises as required by the laws and regulations of the State of Connecticut.

      4.5 Landlord's Approval. Each policy evidencing such insurance shall (a) name Landlord and any other of its designees as additional insureds (except with respect to Tenant's own personal property and workers' compensation), (b) shall contain a provision by which the insured agrees that such policy shall not be canceled except after thirty (30) days' written notice to Landlord, and (c) shall provide that coverage shall not be limited or denied by reason of the provisions in this Lease, including those relating to limitations of liability and waivers of subrogation and other rights. For all insurance policies procured by Tenant, a certificate of such insurance shall be provided to Landlord upon its written request. If Tenant shall fail to perform any of its obligations under this Article 4, then in addition to any other remedies it may have, Landlord may, but is not required to, perform the same, and the cost thereof, together with interest thereon at the Default Rate, shall be deemed additional rent and shall be payable upon Landlord's demand.

5. Utilities. At all times during the Term of this Lease, Tenant shall pay for the cost of all utilities, including, but without limitation, water, gas, heat, light, power, electricity, fuel, sewer charges, supplied to or consumed by Tenant at the Premises together with any taxes thereon (collectively the "Utilities"). If Tenant shall fail to perform any of its obligations under this
Article 5, then in addition to any remedies it may have, Landlord may, but is not required to, perform the same, and the cost thereof, together with interest thereon at the Default Rate, shall be deemed additional rent and shall be payable upon Landlord's demand.

6. Taxes. Lessee shall pay the Real Property Taxes (which shall include any tax, fee, levy, assessment or charge, or any increase therein imposed by reason of events occurring, improvements being made to the Premises, or changes in applicable law taking effect, during the term of this Lease) applicable to the Premises during the term of this Lease. All such payments shall be made at least 10 days prior to the delinquency date of the applicable installment. Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid. Any Real Property Taxes which relate to the fiscal period of the taxing authority that fall outside of the Term, whether or not such Real Property Taxes shall be imposed or become payable during the Term, shall be ratably adjusted as between Landlord and Tenant. Nothing in this Lease shall require Tenant to pay any franchise, estate, inheritance, succession, capital levy, or transfer tax of Landlord, or any income tax, excess profits or revenue tax, or any other tax, assessment, charge or levy upon the Rent.

7. Quiet Possession. Upon Tenant paying all of the obligations hereunder and performing all of the covenants, conditions, and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises during the Term, subject to all the conditions, covenants and provisions of this Lease. The Premises are leased subject to any and all existing encumbrances, conditions, rights, covenants, easements, restrictions, rights-of-way, and any matters of record, applicable zoning and building laws, restrictions on use and such matters as may be disclosed by inspection or survey.

8.    Improvements and Alterations

 8.1 Improvements by Tenant. Tenant shall not make any substantial alterations, renovations or improvements or cause to be installed any fixtures costing in excess of $10,000 in, on, or to the Premises or any part thereof (including, without limitation, any structural alterations, or any cutting or drilling into any part of the Premises or any securing of any fixture, apparatus or equipment of any kind to any part of the Premises) unless and until Tenant shall have caused plans and specifications therefor to have been prepared, at Tenant's expense, by an architect or other duly qualified person and shall have obtained Landlord's written approval thereof. Tenant shall be responsible for the cost of any tenant improvements. Upon any expiration or termination of this Lease, Tenant shall remain responsible for all costs of any tenant improvements and the completion thereof, as set forth in the plans and specifications therefor and the portion of the costs of any tenant improvements that are unpaid and outstanding shall be immediately due and payable by any Tenant. All structures, buildings, improvements and fixtures constructed or installed in, at or upon the Premises, and any repairs thereto and substitutions and replacements therefore, made at the Tenant's cost and expense shall at the expiration of the Term be and remain the property of Landlord.

 8.2 Mechanic's Liens. Tenant shall keep the Premises free from any liens arising out of any work or service performed or material furnished by or for Tenant or any person or entity claiming through or under Tenant whether for any tenant improvements or otherwise. Prior to Tenant's performance of any construction or other work on or about the Premises, whether for tenant improvements or otherwise, for which a lien could be filed against the Premises, Tenant shall take all action which is legally permissible to cause all such liens which then or at any time in the future may be filed or claimed, to be finally waived by all contractors, subcontractors, materialmen and all others performing or to perform any such work. Notwithstanding the foregoing, if any mechanic's or other lien shall be filed against the Premises, purporting to be for labor, services or material furnished or to be furnished at the request of Tenant, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within twenty (20) days after the filing thereof. If Tenant shall fail to cause such lien to be discharged of record within such twenty (20) day period, Landlord, in addition to any other remedies it may have, may, but is not required to, cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Tenant shall, upon demand, promptly reimburse Landlord for all amounts paid and costs incurred, including attorneys' fees, in having such lien discharged of record together with interest at the Default Rate.

 8.3 Contractor's Insurance. Prior to engaging any contractor, Tenant shall require any contractor performing work on the Premises at Tenant's request or on Tenant's behalf to carry and maintain such insurance in such amounts of coverage as Landlord may require from time to time, including contractor's liability coverage and workers' compensation insurance and to name Landlord as an additional insured upon the contractor's insurance policy for the terms and purpose of the work upon the Premises.

9. Use of Premises. Tenant's use and occupancy of the Premises shall be for the purpose of assembly, manufacture, warehousing, storing and shipping of its products (the "Products"). Tenant shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. The storage of the Products shall be accomplished in a neat and orderly manner creating proper aisles and not in a manner that will interfere with the operation of any building systems.

 9.1 Prohibited Uses. Tenant shall not do or permit anything to be done in or about the Premises which will materially obstruct or interfere with the rights of Landlord or its employees, or to use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or allow to be committed any material waste in or upon the Premises, reasonable wear and tear excepted. Tenant shall not cause or permit any hazardous or toxic substance, material or waste including without limitation any oil, pollutant, contaminant, hazardous waste, asbestos, or other hazardous substance, as such term or similar terms are now defined, used or understood in or under any federal, state, local or other governmental statute, rule, regulation, ordinance or order which relates in any way to the protection of the environment ("Environmental Laws") to be used, stored, released, dumped or disposed of upon the Premises in violation of the Environmental Laws.


 9.2 Compliance with Law. Tenant shall not use or permit the use of the Premises in any way in conflict with any law or governmental rule or regulation. Tenant shall, at Tenant's sole cost, promptly comply in all material respects with all such laws and governmental rules and regulations and with the requirements of any board of underwriters or other similar bodies now or hereafter constituted relating to the condition, use or occupancy of the Premises whether or not expressly ordered to do so by the applicable governmental authority. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant that Tenant has violated in a material manner any statute, regulation or rule, whether or not Landlord is a party, shall be conclusive of the fact as between Landlord and Tenant.

10. Repairs and Maintenance. Tenant shall, at Tenant's own expense and at all times, keep the Premises neat, clean, and in a sanitary condition, including the neat and orderly storage of the Products. Except for the structure of the buildings of which the Premises are a part, including the roof, exterior walls, foundation, glass, doors, parking lots and driveways, plumbing, electrical, heating and ventilation systems of such structures, the repairs and maintenance of which are the responsibility of Landlord, Tenant shall make such repairs as are necessary to maintain the Premises in as good condition as the Premises now are, reasonable use and wear excepted. If Tenant refuses or neglects its duties under this Section 10, then, at the expiration of thirty (30) days' written demand to Tenant (or without demand in the case of emergency) Landlord may, but is not required to, make, perform or cause such repairs as it deems necessary and Tenant agrees to reimburse Landlord promptly upon demand for the cost thereof, including interest thereon at the Default Rate.

11. Hold Harmless. To the extent permitted by law, and except to the extent of Landlord's acts or omissions for which Landlord is negligent, Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from, in connection with or related to (a) Tenant's use of the Premises, (b) the conduct of Tenant's business, (c) any activity, work, or other things, done, permitted, or suffered by Tenant in or about the Premises, (d) any act or negligence of Tenant or any officer, agent, affiliate, employee, guest or invitee of Tenant.

12. Entry by Landlord. At any and all reasonable times during regular business hours, Landlord reserves and shall have the right to enter the Premises to inspect the same a reasonable number of times, to submit the Premises to prospective purchasers or tenants, to repair the Premises and any portion of the building that Landlord may deem necessary or desirable, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, using best efforts to avoid blocking the entrance to the Premises and providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, and any loss of occupancy to quiet enjoyment of the Premises. Landlord shall have the right to enter at any and all times and to use any and all means which Landlord may deem proper to open any doors or otherwise obtain access to the Premises in any actual or perceived emergency, without liability to Tenant, and any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof.

13. Assignment and Subletting. Tenant shall not either voluntarily or by operation of law assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest therein and shall not sublet the Premises or any part thereof or any right or privilege appurtenant thereto or allow any person (the employees, agents, servants, and invitees of Tenant excepted) to occupy or use the Premises or any portion thereof. Any such assignment or subletting shall be voidable by Landlord and may constitute a default under the terms of this Lease. A consent by Landlord to one assignment, subletting, occupation, or use by any other person shall not be deemed to be consent to any subsequent assignment, subletting, occupation, or use by another person. A consent by Landlord to any such assignment, subletting, occupation or use by any other person shall in no way relieve Tenant of any liability under this Lease. It is understood and agreed that Landlord may fully assign or encumber Landlord's interest in this Lease as Landlord. Landlord may assign or encumber the Rent to any person, partnership, corporation, or bank, and Tenant agrees when notified in writing by the assignee of such assignment to make the rental payments to assignee under the terms of said assignment.

14. Tenant's Default. The occurrence of any one or more of the following events shall constitute an event of default and breach of this Lease by Tenant:

 14.1 Failure to Pay Obligations. Tenant fails to make any payment of the Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof by Landlord to Tenant.

 14.2 Failure to Observe Other Covenants. Tenant fails to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than described in Section 14.1 herein, where such failure shall continue for a period of twenty (20) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than twenty (20) days are reasonably required for cure of such condition, then Tenant shall not be deemed to be in default if Tenant commences such cure within said twenty (20) days and thereafter diligently prosecutes such cure to completion.

15. Remedies on Default. In the event of any default or breach of this Lease by Tenant, Landlord may, at any time thereafter with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach, exercise any of the following remedies:

 15.1 Termination of Possession. Landlord may terminate immediately Tenant's right to possession of the Premises by written notice to Tenant or any other lawful means, terminate this Lease by written notice to Tenant, revoke Tenant's right to any lease concessions and recover the value of any such concessions made, re-enter and take possession of the Premises and Tenant shall immediately surrender possession of the Premises to Landlord.

 15.2 Removal of Personal Property. In the event of a retaking of possession of the Premises by Landlord, Tenant shall remove all personal property located thereon and, upon failure to do so upon demand of Landlord, Landlord may remove and store the same in any place selected by Landlord, including without limitation a public warehouse, at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days of more, Landlord may sell any or all of such personal property at a public or private sale or auction and shall apply the proceeds of such sale first to the cost of such sale, secondly to the payment of the charges for storage, if any, and thirdly to the payment of any other sums of money which may be due from Tenant to Landlord under the terms of this Lease, and the balance, if any, to Tenant.

 15.3 Other Remedies. In addition to the foregoing, Landlord may pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Connecticut. It is understood and agreed that Landlord's remedies hereunder are cumulative, and the exercise of any right or remedy shall not constitute a waiver, merger or extinguishment of any other right or remedy.

16. Damage. In the event the Premises are rendered untenantable in whole or in part by fire, the elements or other casualty during the term of this Lease, Tenant shall immediately notify Landlord, specifically stating any repairs needed to maintain the Tenant's manufacturing operation at the Premises. Landlord may elect not to restore or rebuild the Premises and shall so notify Tenant. In such an event, Tenant may, at its option (a) vacate the Premises and this Lease shall terminate effective thirty (30) days after such notice is delivered with an abatement of the Rent payable with respect to the time period, or (b) occupy that portion of the Premises which remains tenable with an abatement of the Rent in the amount equal to the rent for the untenable portion of the Premises.

17. Eminent Domain. In the event of any taking or appropriation whatsoever, Landlord shall be entitled to any and all awards, payments or settlements which may be given, made or ordered and Tenant shall have no claim against the condemning authority or Landlord for the value of any unexpired term of this Lease, and Tenant hereby assigns to Landlord any and all claims to any award, payments or settlement. Nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property or fixtures belonging to Tenant, for the interruption of or damage to Tenant's business, or for Tenant's moving expenses.

18. Signs. Tenant may, at Tenant's sole expense, place an external sign on the Premises, provided such sign has been approved in advance by Landlord, and provided such sign does not violate any statute or regulation existing during the term of this Lease. Tenant shall pay the costs of removal of such sign upon termination of the Lease, and such sign shall remain the property of Tenant. At any time within 180 days prior to the expiration of the Term, Landlord may place upon the Premises "for lease", "for sale" or other signs.

19. Subordination. Tenant agrees that this Lease shall be subordinate to any mortgage or deed of trust that is now or may hereafter be placed upon the Premises and to any and all advances to be made thereunder, to the interest thereon, and all renewals, replacements, and extensions thereof; provided, the lender secured by and named in such mortgage or deed of trust shall agree in writing to recognize this Lease of Tenant in the event of foreclosure, if Tenant is not in default. Tenant agrees to take all actions and to execute and deliver all certificates, instruments, documents and agreements, including, without limitation, agreements of subordination, waiver and attornment, necessary or proper to effect the foregoing.

20. Authority of Parties. Each of Tenant and Landlord represents and warrants that it is a corporation duly organized and in good standing and that the execution, delivery and performance of this Lease has been duly authorized by all requisite corporate action. Each individual executing this Lease on behalf of the corporation that is a party hereto represents and warrants that he or she is duly authorized to execute, deliver and perform this Lease for, in the name of and on behalf of the respective party, in accordance with the bylaws of such corporation, and that this Lease is legally binding upon and enforceable against such entity in accordance with its terms. Upon request, each of Tenant and Landlord agrees to provide a Certificate of Officer verifying the authority and position of each signatory.

21. General Provisions. Landlord and Tenant agree to the following general provisions:

 21.1 Waiver. A waiver by Landlord of any term, covenant, or condition herein contained shall not be deemed to be a future waiver of such term, covenant, or condition, nor the waiver of any other term, covenant or condition herein contained. The subsequent acceptance of any payment hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant, or condition of this Lease.

 21.2 Time. Time is of the essence of this Lease and each and all its provisions in which performance is a factor.

 21.3 Headings. The heading and section titles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

 21.4 Successors and Assigns. The covenants and conditions herein contained subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, and permitted assigns of the parties hereto.

 21.5 Prior Agreements. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings pertaining to any such matters shall be effective or binding upon any party. In case of conflict or ambiguity, the terms of this Lease shall govern.

 21.6 Inability to Perform. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of Landlord's obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, or acts of God so long as Landlord makes a good faith effort to fulfill its obligations promptly after the cause of such inability or delay has abated.

 21.7 Partial Invalidity. Any provisions of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

 21.8 Cumulative Remedies. No remedy or election of Landlord hereunder shall be deemed exclusive, but shall whenever possible be cumulative with all other remedies at law or in equity.

 21.9 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Connecticut.

 21.10 Real Estate Commission. No broker is due any finders' or brokers' commissions with respect to this Lease or the payment of any rent hereunder.
      21.11 Subrogation Waiver. Landlord and Tenant each hereby release the other and waive all rights of recovery against the other for loss or damage arising out of the perils described in any policy of insurance in force at the time of the loss to the extent permissible under such policies.

 21.12 Notice. Any notices or other communications required or permitted hereunder or otherwise in connection herewith shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or on receipt after dispatch by express, registered or certified mail, postage prepaid, addressed, as follows:

      If to Landlord:
      Mackeeber Associates Limited Partnership
      260 North Elm Street
      Westfield, MA    01085

      If to Tenant:                      Copy to:
      Mestek, Inc.                       Mestek, Inc.
      515 John Fitch Blvd.               260 North Elm Street
      South Windsor, CT   06074          Westfield, MA    01085
      Attention: John W. Kaddaras        Attention: Stephen Shea

 21.14 Survival. All agreements, covenants, warranties, representations and indemnification contained herein or made in writing pursuant to the terms of this Lease by or on behalf of Tenant shall be deemed material and shall survive the expiration or sooner termination of this Lease.

 IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease Agreement as of the date first written above.



                         LANDLORD:
                         MACKEEBER ASSOCIATES LIMITED PARTNERSHIP


                         By: /s/ John E. Reed
                         John E. Reed, General Partner

                         TENANT:
                         MESTEK, INC., VULCAN RADIATOR DIVISION



                         By: /s/ John W. Kaddaras
                         John W. Kaddaras,
                         Executive Vice President-Vulcan Radiator Division